UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2013

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 23, 2013, CardioNet, Inc. (the “Company”) executed a Sublease with Here North America, LLC (formerly Navteq North America, LLC) which shall commence on January 1, 2014 and terminate on March 30, 2021 for approximately 46,972 square feet of office space in Malvern, Pennsylvania (“Sublease”).  The Sublease references an original Lease Agreement dated April 16, 2010 by and between Exeter 2476 Swedesford LP and Navteq North America, LLC (“Original Prime Lease”), and a First Amendment to Original Prime Lease dated October 13, 2010 (“First Amendment”).  The Sublease represents a sublet of a portion of the space described in the Original Prime Lease and the First Amendment.

The space obtained through this Sublease will be utilized by the Company as its corporate offices and service center, subsequent to the expiration of the Company’s current lease for property located in Conshohocken, PA on December 31, 2013.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Exhibit Title
99.1	Sublease by and between CardioNet, Inc. and Here North America, LLC dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

May 23, 2013	By:	/s/ Peter Ferola

Name: Peter Ferola
Title: Senior Vice President and General Counsel